SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 2004

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                          VISHAY INTERTECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                      1-7416                 38-1686453
 (State or other jurisdiction   (Commission file number)     (I.R.S. employer
              of                                           identification no.)
incorporation or organization)




             63 Lincoln Highway
            Malvern, Pennsylvania                               19355-2120
   (Address of principal executive offices)                     (Zip code)


       Registrant's telephone number, including area code: (610) 644-1300




         (Former name or former address, if changed since last report.)


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Item 5.  Other Events and Regulation FD Disclosure


In connection with certain recent sales of Class B common stock of Vishay Intertechnology, Inc. by members of Mrs. Luella B. Slaner's family, the number of shares of Class B common stock that are held in trust for the benefit of Mrs. Slaner's children and grandchildren has been recalculated, and it has been determined that the trust currently holds 3,110,408 shares of Class B common stock. Therefore, Dr. Zandman currently has beneficial ownership of 14,862,316 shares of Class B common stock, constituting approximately 50.5% of Vishay's outstanding voting power.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, Vishay Intertechnology, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2004

                                    VISHAY INTERTECHNOLOGY, INC.



                                    By:  /s/ Richard N. Grubb
                                         ------------------------------------
                                         Name:  Richard N. Grubb
                                         Title: Executive Vice President and
                                                 Chief Financial Officer